UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40407	81-2744449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Marina Boulevard, Suite 120 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 770-0077

170 Harbor Way, 3rd Floor

South San Francisco, California, 94080

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	VERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 10, 2021, the board of directors (the “Board”) of Vera Therapeutics, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Kimball Hall to the Board, effective immediately. Ms. Hall will serve as a Class I director with an initial term expiring at the Company’s 2022 Annual Meeting of Stockholders.

Pursuant to the Company’s Non-Employee Director Compensation Policy (as it may be amended from time to time, the “Policy”), Ms. Hall was granted a stock option to purchase 19,850 shares of the Company’s Class A common stock in connection with her appointment to the Board, which will vest monthly over a three-year period, subject to Ms. Hall’s continuous service as of each such vesting date. In addition, in accordance with the Policy, Ms. Hall will also receive an annual cash retainer of $35,000 for her Board service, which will be pro-rated for 2021. In addition, commencing with the Company’s 2022 Annual Meeting of Stockholders, Ms. Hall will be eligible to receive an annual option grant to purchase 9,925 shares of the Company’s Class A common stock, subject to her continuous service as of each such date. The shares subject to each such option grant would vest on the earlier of (a) the first anniversary of the date of grant and (b) the date of the Company’s next annual meeting of stockholders, subject to Ms. Hall’s continuous service as of each such date.

Ms. Hall has entered into the Company’s standard form of indemnification agreement. There were no arrangements or understandings between Ms. Hall and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Ms. Hall and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Therapeutics, Inc.

Date: December 14, 2021	By:	/s/ Sean Grant
Sean Grant
Chief Financial Officer